Exhibit 99.1
AGREEMENT

THIS AGREEMENT made this 29th day of February, 2008, by and between THE QUIGLEY CORPORATION, a Nevada corporation, registered to do business in the Commonwealth of Pennsylvania (hereinafter called “Quigley”) and INNERLIGHT HOLDINGS, INC., a Delaware corporation, with its main place of business located at 867 East 260 South, Provo, Utah 84606 (hereinafter called “InnerLight Holdings”).
WHEREAS, Quigley formed a wholly-owned subsidiary, Darius International Inc., a Delaware corporation, registered to do business at 621 Shady Retreat Road, Doylestown, PA 18901 on January 10, 2000;
WHEREAS, Darius International Inc. formed Innerlight Inc. f/k/a Darius Marketing Inc., a Delaware corporation, qualified to do business in Utah on December 20, 2000; and
WHEREAS, the Quigley Board of Directors has determined that it is in Quigley's best interest to sell all of its stock in Darius International Inc.
NOW, THEREFORE, INTENDING TO BE LEGALLY BOUND HEREBY, THE PARTIES AGREE AS FOLLOWS:
1.           For the sum of $1,000,000.00 Quigley will convey all of its right, title, and interest to the stock it holds in Darius International Inc. to InnerLight Holdings, Inc.

2.           This Agreement is contingent upon InnerLight Holdings, Inc. delivering the funds referenced in Paragraph 1 to The Quigley Corporation no later than 5:00 P.M. on February 29, 2008.
3.           The transaction shall close as of 11:59 P.M. on February 29, 2008.4.Quigley’s sole warranty and representation is that it is taking all appropriate corporate action to allow it to convey its stock in Darius to InnerLight Holdings, Inc.  Quigley makes no representations, warranties or covenants relating to its stock in Darius or any matter relating to Darius and its subsidiaries.
5.           InnerLight Holdings specifically represents and warrants to The Quigley Corporation that it is purchasing the stock with full knowledge that Darius International Inc. may be insolvent, that there are claims against Darius International Inc. and its subsidiaries, contingent or otherwise, which could render Darius International Inc. or its subsidiaries insolvent, that Quigley makes no representation that any litigation currently pending against Darius International Inc. or its subsidiaries including, but not limited to, actions involving Robert O. and Shelley Young, Matrix Inc., and ReadyCash Inc. will not result in adverse judgments against Innerlight Inc., a wholly-owned subsidiary of Darius International Inc. or Darius, which could cause Darius to become insolvent.
6.           InnerLight Holdings shall not convey or transfer any of the shares referenced in this Agreement to any other entity or party without giving notice of this Agreement to the individual(s) or parties to whom its shares are transferred.

7.           InnerLight Holdings shall indemnify and hold Quigley, its officers, directors, attorneys, and employees harmless, including attorneys' fees and costs for any action brought against it or them as a result of any claim arising from the transfer and sale of the stock owned by Quigley in Darius International Inc., or any other claim arising out of Quigley's ownership of Darius International or its subsidiaries now or in the past or in the future, or any Darius or its subsidiaries act(s) or omission(s) of Darius International Inc. during Quigley's ownership of its stock in Darius.
8.           For ONE DOLLAR ($1.00) in hand paid and for other good and valuable consideration, Innerlight Inc. and Darius International Inc. agree  that they shall indemnify and hold Quigley, its officers, directors, attorneys, and employees harmless, including attorneys' fees and costs for any action brought against it or them as a result of any claim arising from the transfer and sale of the stock owned by Quigley in Darius International Inc., or any other claim arising out of Quigley's ownership of Darius International or its subsidiaries now or in the past or in the future, or any Darius or its subsidiaries act(s) or omission(s) of Darius International Inc. during Quigley's ownership of its stock in Darius.
9.           This Agreement shall be governed by the law of the Commonwealth of Pennsylvania and the parties agree that any dispute arising under this Agreement shall be tried in the Court of Common Pleas of Bucks County, Pennsylvania, which shall have exclusive jurisdiction and venue over such disputes.

ATTEST:	THE QUIGLEY CORPORATION

/s/ George J. Longo	By:	/s/ Guy J. Quigley

ATTEST:	INNERLIGHT HOLDINGS, INC.

/s/ Heber Maughan	By:	/s/ Kevin P. Brogan

ATTEST:	DARIUS INTERNATIONAL INC.

/s/ George J. Longo	By:	/s/ Charles A. Phillips